Exhibit 10.4
MEDICIS 2006 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
     Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), pursuant to the its 2006 Incentive Award Plan attached hereto as Exhibit C (the “Plan”), hereby grants to the individual listed below (the “Participant”), an option to purchase the number of shares of the Company’s Class A common stock, par value $0.014 per share (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein or the Stock Option Agreement, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”).

Participant:

Grant Date:

Exercise Price per Share:	$

Total Number of Shares Subject to the Option:

Expiration Date:

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Stock Option Agreement, this Option shall vest and become exercisable as to:
(i)	10% of the total number of shares of Stock subject to the Option on ___________________, 20__,

(ii)	10% of the total number of shares of Stock subject to the Option on ___________________, 20__,

(iii)	20% of the total number of shares of Stock subject to the Option on ___________________, 20__,

(iv)	30% of the total number of shares of Stock subject to the Option on ___________________, 20__, and

(v)	30% of the total number of shares of Stock subject to the Option on ___________________, 20__.
Notwithstanding the foregoing, the Option shall become fully vested and exercisable immediately prior to the occurrence of a Change in Control. Except as otherwise provided in a written agreement between the Participant and the Company or any Subsidiary, in no event shall this Option vest and become exercisable for any additional shares of Stock following the Participant’s Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable.
Remainder of page intentionally left blank.

     By his or her signature below, the Participant agrees to be bound by the terms and conditions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant has reviewed this Grant Notice, the Stock Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to this Grant Notice, the Stock Option Agreement and the Plan.

MEDICIS PHARMACEUTICAL CORPORATION:		PARTICIPANT:

By:		By:

Print Name:		Print Name:

Title:

Address:	7720 N. Dobson Road Scottsdale, Arizona 85256	Address:

Attachments:	Stock Option Agreement (Exhibit A)
Form of Exercise Notice (Exhibit B)
Medicis 2006 Incentive Award Plan (Exhibit C)
Medicis 2006 Incentive Award Plan Prospectus (Exhibit D)

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
STOCK OPTION AGREEMENT
     Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), has granted to the Participant an option under the Medicis 2006 Incentive Award Plan (the “Plan”) to purchase the number of shares of the Company’s Class A common stock, par value $0.014 per share (“Stock”), indicated in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
          “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Participant that adversely affects the Company or any Subsidiary, (ii) any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Company or any Subsidiary that adversely affects the Company or any Subsidiary, (iii) any willful and continued failure by Participant to substantially perform his or her duties with the Company or any Subsidiary (other than any such failure resulting from Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed such duties, or (iv) any willful and continued failure by Participant to substantially follow and comply with the specific and lawful directives of the Board, as reasonably determined by the Board (other than any such failure resulting from Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed such directives. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss Participant or any other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.
     1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference.
ARTICLE II
GRANT OF OPTION
     2.1 Grant of Option. In consideration of the Participant’s past and/or continued employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the

Plan and this Agreement. If the Option is designated as an Incentive Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
     2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the exercise price per share of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.
     2.3 Consideration to the Company; No Employment Rights. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Parent or Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Parents and Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment or services of the Participant at any time for no reason or for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company, a Parent or a Subsidiary and the Participant.
ARTICLE III
PERIOD OF EXERCISABILITY
     3.1 Commencement of Exercisability.
          (a) Subject to Sections 3.2, 3.3, and 7.9, the Option shall become vested and exercisable in such number of shares of Stock and at such times as are set forth in the Grant Notice.
          (b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.
     3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.
     3.3 Expiration of Option. Subject to earlier termination pursuant to Section 5.1, the Option may not be exercised to any extent by anyone after the first to occur of the following events:
          (a) The expiration of ten years from the Grant Date;
          (b) If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), on the Grant Date, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the

Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;
          (c) The expiration of 90 days following the date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, unless such Termination of Employment, Termination of Directorship or Termination of Consultancy occurs by reason of the Participant’s death or Disability or the discharge of the Participant for Misconduct;
          (d) The expiration of twelve months following the date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of the Participant’s Disability;
          (e) The expiration of 180 days from the date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of the Participant’s death; or
          (f) The date of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by the Company or any Parent or Subsidiary by reason of the discharge of the Participant for Misconduct.
     3.4 Special Tax Consequences. In the event the Option is designated an Incentive Stock Option, the Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of all shares of stock with respect to which incentive stock options granted by the Company (or any “subsidiary corporation” or any “parent corporation” of the Company), including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be non-qualified stock options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
ARTICLE IV
EXERCISE OF OPTION
     4.1 Person Eligible to Exercise. Except as provided in Section 7.2, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased the Participant’s will or under then applicable laws of descent and distribution.
     4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.
     4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

          (a) An Exercise Notice in writing signed by the Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator, which may include, without limitation, electronic notice provided through a third-party administrator);
          (b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
          (c) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.
     4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:
          (a) cash;
          (b) check;
          (c) to the extent permitted under applicable laws, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
          (d) with the consent of the Administrator, through the delivery of shares of Stock which have been owned by the Participant for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
          (e) through the surrender shares of Stock then issuable upon exercise of the Option with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof; provided, however, that the Participant shall only be entitled to elect this method of exercise during the six (6) month period ending on the date on which the Option expires pursuant to Section 3.3(a) or, if applicable, Section 3.3(b); or
          (f) any combination of the consideration provided in the foregoing.
     4.5 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The receipt by the Company (or the Parent or Subsidiary employing the Participant) of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
          (e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
     4.6 Rights as Stockholder. The Participant (or other person entitled to exercise the Option) shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to the Participant (or such other person) (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 11.3 of the Plan.
ARTICLE V
FORFEITURE FOR FRAUD,
DISHONESTY, UNLAWFUL COMPETITION
AND OTHER HARMFUL ACTS
     5.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 3.3 OR IN ANY EXHIBIT TO THIS AGREEMENT, THE PARTICIPANT’S RIGHTS WITH RESPECT TO THE PORTION OF THE OPTION GRANTED HEREUNDER BUT NOT YET EXERCISED SHALL IMMEDIATELY TERMINATE AND BE NULL AND VOID IF:
          (a) THE ADMINISTRATOR DETERMINES THAT THE PARTICIPANT ENGAGED IN ILLEGAL ACTS, FRAUD, DISHONESTY, WILLFUL MISCONDUCT OR OTHER INTENTIONAL CONDUCT DETRIMENTAL TO THE COMPANY OR ANY SUBSIDIARY, INCLUDING VIOLATION OF THE INSIDER TRADING POLICY OF THE COMPANY OR ANY SUBSIDIARY (EACH AN “IMPROPER ACT”);
          (b) THE PARTICIPANT’S EMPLOYMENT BY THE COMPANY OR ANY SUBSIDIARY IS TERMINATED FOR CAUSE AND THE PARTICIPANT HAS COMMITTED IMPROPER ACTS;
          (c) THE PARTICIPANT HAS AT ANY TIME DISCLOSED TO ANY PERSON, FIRM, CORPORATION OR OTHER ENTITY ANY “PROPRIETARY INFORMATION” (AS DEFINED BELOW) OF THE COMPANY OR ANY SUBSIDIARY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BOARD, OR EXCEPT AS SUCH DISCLOSURE MAY HAVE BEEN REQUIRED IN CONNECTION WITH THE PARTICIPANT’S SERVICE AS AN EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY OR AS OTHERWISE REQUIRED BY LAW;

          (d) THE PARTICIPANT SOLICITS OR OTHERWISE INDUCES ANY EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY TO TERMINATE HIS EMPLOYMENT;
          (e) THE PARTICIPANT SOLICITS BUSINESS FROM ANY OF THE COMPANY’S OR ANY SUBSIDIARY’S CUSTOMERS WITH WHOM THE PARTICIPANT HAS A RELATIONSHIP OR THE IDENTITY OF WHOM BECAME KNOWN TO THE PARTICIPANT BY REASON OF THE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY OR ANY SUBSIDIARY, FOR AND ON BEHALF OF ANY OF THE COMPANY’S COMPETITORS;
          (f) THE PARTICIPANT DISPARAGES THE COMPANY OR ANY SUBSIDIARY OR COMMITS ANY OTHER ACT OF DISLOYALTY;
          (g) THE PARTICIPANT ENGAGES IN ANY CONDUCT IN VIOLATION OF THE PARTICIPANT’S CONTRACTUAL OBLIGATIONS TO THE COMPANY OR ANY SUBSIDIARY, INCLUDING BUT NOT LIMITED TO A VIOLATION OF ANY VALID NON-COMPETITION, NON-DISCLOSURE, NON-SOLICITATION OR OTHER AGREEMENT;
          (h) THE PARTICIPANT FAILS TO ASSIGN TO THE COMPANY OR ANY SUBSIDIARY ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN VIOLATION OF ANY OF THE POLICIES OF THE COMPANY OR ANY SUBSIDIARY OR ANY AGREEMENT BETWEEN THE PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY; OR
          (i) THE PARTICIPANT REFUSES TO BE AVAILABLE FOR REASONABLE CONSULTATION WITH RESPECT TO THE SUBJECT MATTER OF THE PARTICIPANT’S EMPLOYMENT OR ENGAGEMENT FOLLOWING TERMINATION OF SUCH EMPLOYMENT.
THE ACTS OR CIRCUMSTANCES DESCRIBED IN THIS SECTION 5.1 SHALL BE REFERRED TO AS “EVENTS OF FORFEITURE”.
     5.2 FOR PURPOSES OF THIS ARTICLE V, THE TERM “PROPRIETARY INFORMATION” SHALL MEAN ALL CONFIDENTIAL OR SECRET CUSTOMER LISTS, PROSPECTIVE CUSTOMER LISTS, TRADE SECRETS, PROCESSES, PRODUCT FORMULATIONS, INVENTIONS, IMPROVEMENTS, MANUFACTURING FORMULATION OR SYSTEMS TECHNIQUES, PRODUCT FORMULAS, DEVELOPMENT OR EXPERIMENTAL WORK, WORKS IN PROCESS, BUSINESS, MARKETING AND COMPETITIVE STRATEGIES, INFORMATION RELATING TO ANY PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF THE COMPANY OR ANY SUBSIDIARY, AND ANY OTHER SECRET OR CONFIDENTIAL PROPRIETARY MATTER RELATING TO OR PERTAINING TO THE PRODUCTS, SERVICES, SALES OR BUSINESS OF THE COMPANY OR ANY SUBSIDIARY.
     5.3 IN ADDITION TO THE FOREGOING RIGHTS AND ANY AND ALL OTHER RIGHTS WHICH THE COMPANY (OR ANY OF ITS SUBSIDIARIES OR AFFILIATES) MAY HAVE AGAINST THE PARTICIPANT AT LAW OR IN EQUITY, THE PARTICIPANT FURTHER AGREES THAT UPON THE OCCURRENCE OF ANY OF THE EVENTS OF FORFEITURE DESCRIBED IN SECTION 5.1, UPON THE DETERMINATION OF THE ADMINISTRATOR, THE PARTICIPANT SHALL OWE THE COMPANY THE EXCESS OF THE FAIR MARKET VALUE OVER THE EXERCISE PRICE (MEASURED AS OF THE DATE OF EXERCISE) OF ALL SHARES ACQUIRED THROUGH EXERCISE OF ANY OPTION WITHIN THE THREE YEARS PRECEDING THE ADMINISTRATOR’S DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED. THE PARTICIPANT SHALL PAY SUCH AMOUNT TO THE COMPANY WITHIN 30

DAYS OF THE ADMINISTRATOR’S WRITTEN DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED, WHICH DETERMINATION MAY BE MADE BY NOTICE TO THE PARTICIPANT WITHIN ANY TIME UP TO TWO YEARS FOLLOWING THE PARTICIPANT’S TERMINATION OF EMPLOYMENT, TERMINATION OF DIRECTORSHIP OR TERMINATION OF CONSULTANCY, AS APPLICABLE.
     5.4 BY ACCEPTING THIS AGREEMENT, THE PARTICIPANT CONSENTS TO DEDUCTION FROM ANY AMOUNTS THE COMPANY MAY OWE TO THE PARTICIPANT FROM TIME TO TIME (INCLUDING AMOUNTS OWED TO THE PARTICIPANT AS WAGES OR OTHER COMPENSATION, FRINGE BENEFITS, VACATION PAY OR COMMISSIONS) TO THE EXTENT OF ANY AMOUNT WHICH THE PARTICIPANT OWES THE COMPANY PURSUANT TO THE PROVISIONS OF SECTION 5.3. WHETHER OR NOT THE COMPANY ELECTS TO MAKE ANY SET-OFF IN WHOLE OR IN PART, IF THE COMPANY DOES NOT RECOVER BY MEANS OF THE SET-OFF THE FULL AMOUNT OWED TO IT BY THE PARTICIPANT, THEN THE PARTICIPANT AGREES TO PAY IMMEDIATELY THE UNPAID BALANCE TO THE COMPANY.
     5.5 THE PARTICIPANT MAY BE RELEASED FROM THE PARTICIPANT’S OBLIGATIONS UNDER THIS ARTICLE V ONLY IF THE ADMINISTRATOR DETERMINES, IN ITS SOLE DISCRETION, THAT SUCH A RELEASE IS IN THE BEST INTERESTS OF THE COMPANY. SO LONG AS THEY ARE MADE IN GOOD FAITH, ALL DETERMINATIONS BY THE ADMINISTRATOR MADE PURSUANT TO THIS ARTICLE V SHALL BE FINAL, BINDING AND NON-APPEALABLE.
ARTICLE VI
MANDATORY ARBITRATION
     6.1 Mandatory Arbitration. In consideration of the terms and conditions set forth herein, including the Company’s grant of the Option to the Participant, the Participant and the Company voluntarily promise and agree to arbitrate any and all claims and disputes covered by this Agreement. The arbitration shall be binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the National Rules for the Resolution of Employment Disputes (“Employment Dispute Rules”) in effect on the date the arbitration is commenced in accordance with this Agreement. AAA’s Employment Dispute Rules shall govern disputes concerning the term or termination of the Participant’s employment; all federal, state, or local laws, regulations, statutes, or policies prohibiting employment discrimination and/or harassment (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation in termination of employment in violation of any public policy; any policy, compensation, or benefit plan of the Company, excluding the Company’s equity incentive plans; and claims for personal, emotional or physical injury not otherwise governed by workers’ compensation. The Commercial Arbitration Rules of AAA shall govern all other disputes relating to the Company’s equity incentive plans, including, without limitation, disputes relating to this Agreement. The provisions of this Agreement shall govern the rights of all parties hereto, including but not limited to any party claiming for or on behalf of the Participant, including the Participant’s heirs, successors, assigns, personal representatives and bankruptcy trustees. The Participant and the Company further agree that binding arbitration pursuant to this Agreement shall be the sole, exclusive, and final remedy for resolving any such claims and disputes.
     6.2 Claims Covered By Mandatory Arbitration Agreement. With the exception of only those claims specifically excluded in Section 6.3 below, the provisions of Section 6.1 cover all legally actionable claims that the Participant may currently, or in the future, have against Company, including without limitation, the following:
          (a) any and all claims arising under any alleged or actual contract, agreement, or covenant (oral, written, or implied), including this Agreement, between the Participant and Company relating to the Participant’s employment, the termination of the Participant’s employment, directorship and/or consultancy or an equity incentive award provided to the Participant;
          (b) any and all claims arising under any policy, compensation, or benefit plan of the Company or any Subsidiary, including the Company’s equity incentive plans, unless the decision at issue was made by an entity other than the Company or a Subsidiary, in which case the agreement that arbitration is the exclusive remedy applies only to the Participant’s claims against the Company or any Subsidiary;
          (c) any and all claims arising under any federal, state, or local law, regulation, statute, or policy prohibiting employment discrimination and/or harassment, (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation;
          (d) any and all claims arising under any public policy;
          (e) any and all claims for personal, emotional, physical, or economic injury; and
          (f) any and all claims relating to any other rights, obligations, or duties arising out of constitutions, statutes or common law, whether or not specifically referred to in this Agreement, and whether similar to or dissimilar to rights, obligations, or duties referred to in this Agreement, which are or may be granted to any party to this Agreement by the laws of any state or country in which either party resides or engages in the business of the Company.
     6.3 Claims Excluded From Arbitration Agreement. The only claims not subject to Section 6.1 are limited to:
          (a) any claim by the Participant for workers’ compensation benefits;
          (b) any claim by the Participant for benefits under a benefit plan of the Company which provides its own arbitration procedure;
          (c) any claim by a party involving violation of rules, regulations, or laws governing insider trading;
          (d) any claim prohibited from binding arbitration by applicable laws or public policy; and
          (e) any claim brought before the Equal Employment Opportunity Commission, however, notwithstanding the foregoing, the Participant agrees that the Participant’s sole recovery for any damages shall be through the binding arbitration process described herein.
     6.4 Procedures.
          (a) A written request for mediation/arbitration which contains a specific statement of the acts complained of and the statutory or other violation alleged, must be served by mail on the other party, and in duplicate (with a copy of this Agreement attached) on the AAA office in Phoenix, Arizona or the AAA regional office in which Phoenix is located. The Company shall be served at its principal place of business at such time, and Holder shall be served at the home address shown in his/her personnel file at such time. The request shall set forth the names, addresses, and telephone numbers of the parties; the amount in controversy, if any; the remedy sought; and that the hearing location agreed upon is Phoenix, Arizona. The request must be filed within the time limit established by the applicable statute of limitations necessary to perfect an administrative claim or initiate a lawsuit, whichever is sooner, if the dispute involves statutory rights, and when statutory rights are not at issue, within one year of the day on which the act complained of occurred, or notice thereof was given, whichever occurs first.
          (b) The parties shall attempt in good faith to select one person by agreement to mediate the dispute. The mediator, after consultation with the parties, will determine the mediation procedures to be followed. The fees and expenses of the mediator, if any, will be paid by the Company. If no mutual agreement can be reached as to such person, then the dispute will be settled by binding arbitration under the procedures set forth below. No mediation shall exceed two hours without the Company’s written agreement to lengthen the mediation. Mediation is not binding on either party.
          (c) If the dispute is not resolved by discussion or mediation within 30 days of the request for mediation/arbitration, AAA shall administer the arbitration. AAA shall appoint an arbitrator within 30 days of AAA’s receipt of notice that the matter was not, or will not be, resolved through mediation. The arbitrator must be licensed to practice law in the state in which the arbitration is convened, and the arbitrator shall, by virtue of background and similar experience, be knowledgeable in matters pertaining to equity compensation agreements and employment relationships and disputes.
          (d) The arbitrator may establish rules for the conduct of the arbitration consistent with the terms of this Agreement and the applicable AAA rules. Each party shall have the presumptive right to take two depositions at their own expense. The arbitrator may order additional depositions for good cause shown and such other discovery as the arbitrator considers necessary. Each party shall be entitled to counsel of its choice. All proceedings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration, except as required by legal process or as necessary to judicially challenge an arbitration award under the grounds set forth below. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
          (e) In arbitrations governed by the Commercial Arbitration Rules of AAA, not earlier than 30 nor more than 45 days after appointment, the arbitrator shall conduct a preliminary hearing in accordance with AAA’s “Guidelines for Expediting Large, Complex Commercial Arbitrations.” Not less than five days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used in the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than those set forth on such list. The arbitrator shall have the power to compel production of documents at the hearing by subpoena. Each party shall be entitled to counsel of its choice. All proceedings and information provided at the hearings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
          (f) Also in arbitrations governed by the Commercial Arbitration Rules, the arbitrator shall receive evidence in a single hearing which shall be conducted in Phoenix, Arizona. The hearing shall commence not more than 60 days after the appointment of the arbitrator.

          (g) In arbitrations governed by the Employment Dispute Rules, the arbitrator shall conduct an Arbitration Management Conference with the parties not later than 60 days after appointment, and shall thereafter conduct the Arbitration in Phoenix, Arizona at a time and date set after consultation with the parties during the Management Conference.
          (h) The arbitrator shall issue such award as is proper under the applicable substantive law of Arizona or of the United States, as the case may be, and the evidence. The arbitrator shall have no power or authority to add to or, except as otherwise provided in Section 7.7 hereof, to detract from the Agreement of the parties. The arbitrator shall not have authority to alter the terms or conditions of employment lawfully established by the Company, nor modify or disregard the standards of professional conduct and performance set by the Company in good faith, but shall only determine whether the law has been violated by the acts of either party as specifically alleged.
          (i) The arbitrator shall issue a final award not more than 20 days following the conclusion of the hearing. The arbitrator shall have authority to grant injunctive relief in a form substantially similar to that which would otherwise be granted by a court of law. The arbitrator shall issue a written opinion setting forth a statement of the grounds for the award and the method of determining damages, if any, awarded. The award shall be final and binding on all parties and may be entered as a judgment, under seal, and enforced, or injunctive relief maybe sought, in any court of competent jurisdiction. Judicial modification of the award shall be limited to situations in which the arbitrator fails or refuses to apply controlling law or the valid and enforceable terms of this Agreement.
          (j) The arbitrator shall be entitled to receive reasonable compensation at an hourly rate to be established by agreement between the arbitrator and AAA. All fees and expenses of the arbitration, including a transcript if either party requests, will be borne by the parties equally, except that in arbitrations governed by the Employment Dispute Rules, the fees and expenses will be borne by the parties as follows: the Participant shall pay an amount equivalent to the filing fee in Arizona District Court, plus one-half of the expense of the transcript, and any other amounts deemed fair and reasonable by the arbitrator; the Company shall bear the remaining fees and expenses of the arbitration. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses and the presentation of proof and post-hearings briefs, unless the party prevails on a claim for which attorneys’ fees are recoverable by statute or contract, and the arbitrator awards such fees.
          (k) Either party may bring an action in a court of competent jurisdiction to compel arbitration under this Agreement, to seek to vacate an arbitration award, and to enforce an arbitration award. Except as otherwise provided in this Agreement, the Participant agrees that the Participant will not initiate or prosecute any lawsuit in any way related to any claim covered by this Agreement.
     6.5 Miscellaneous Provisions. For the purposes of the arbitration provisions of this Article VI:
          (a) The term “Company” includes all related entities, all directors, officers, employees, agents, representatives, benefit plans, benefit plan sponsors, fiduciaries, administrators, or affiliates of any of the above, and all successors and assigns of any of the above excluding the Participant.
          (b) If either party pursues a covered claim against the other by action, method or legal proceeding other than arbitration as provided herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and shall be entitled to recover all costs, losses, and attorneys’ fees related to such other action or proceeding.

ARTICLE VII
OTHER PROVISIONS
     7.1 Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon the Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     7.2 Option Not Transferable.
          (a) Subject to Section 7.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
          (b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is not designated as an Incentive Stock Option, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.1(b) of the Plan.
          (c) Unless transferred to a Permitted Transferee in accordance with Section 7.2(b), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during the Participant’s lifetime. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased the Participant’s will or under then applicable laws of descent and distribution.
     7.3 Restrictive Legends and Stop-Transfer Orders.
          (a) The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by any applicable federal or state securities laws.
          (b) The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     7.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.
     7.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal place of business in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent address indicated in his or her personnel file at such time. By a notice given pursuant to this Section 7.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 7.5. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of email, on the date of transmission; (iii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iv) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (v) in the case of delivery by certified or registered mail (return receipt requested) on the fifth business day following the date such mailing is deposited in a post office or branch post office regularly maintained by the United States Postal Service.
     7.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     7.7 Governing Law; Severability; Choice of Forum. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. To the extent that any provision of this Agreement is held to be illegal or unenforceable because it is overbroad, that provision shall not be void but shall be limited only to the extent required by applicable law and enforced as so limited. Any arbitration, application for injunctive relief, or litigation relating to the Option shall be filed and conducted in Maricopa County, Arizona.
     7.8 Non-Waiver of Rights. The Company’s failure to enforce at any time any of the versions of this Agreement or to require at any time performance by the Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.
     7.9 Conformity to Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     7.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Participant or such other person as may be entitled to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.
     7.11 Successors and Assigns. Subject to the terms and conditions of the Plan, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 7.2, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
     7.12 Notification of Disposition. If this Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
     7.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     7.14 Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
UPON ENTERING INTO THIS AGREEMENT, THE PARTICIPANT WARRANTS THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND HAS VOLUNTARILY AGREED TO ENTER INTO IT WITHOUT RELIANCE ON ANY REPRESENTATIONS OR PROMISES BY THE COMPANY OTHER THAN AS SET FORTH IN THIS AGREEMENT.
THE PARTICIPANT HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS THE PARTICIPANT HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS.
THE PARTICIPANT UNDERSTANDS THE PARTICIPANT’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT.
THE PARTICIPANT ACKNOWLEDGES THE PARTICIPANT’S “AT-WILL” EMPLOYMENT STATUS.
THE PARTICIPANT RECOGNIZES THE PARTICIPANT’S WAIVER OF RIGHT TO A JURY TRIAL BY AGREEING TO MANDATORY ARBITRATION.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION. THE ARBITRATION PROVISION MAY BE ENFORCED BY THE COMPANY AND BY YOU.

EXHIBIT B
TO STOCK OPTION GRANT NOTICE
FORM OF EXERCISE NOTICE
     Effective as of today, ________________ ___, 20___, the undersigned hereby elects to exercise the option to purchase the number of shares of Class A common stock, par value $0.014 per share, specified below (the “Shares”) of Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), granted pursuant to the Medicis 2006 Incentive Award Plan (the “Plan”), the Stock Option Grant Notice dated as of _____________, 20___ and the Stock Option Agreement attached thereto (the “Stock Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Option Agreement.

Participant:

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Payment delivered herewith:	$ (Representing the full exercise price for the Shares, as well as any applicable withholding tax) Form of Payment:

(Please specify)

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option
     The Participant acknowledges that the Participant has received, read and understood the Plan and the Stock Option Agreement. The Participant agrees to abide by and be bound by their terms and conditions. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice. The Plan and Option Agreement are incorporated herein by reference.
Remainder of page intentionally left blank.

     This Exercise Notice, the Plan, the Stock Option Agreement and the Grant Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

ACCEPTED BY:	SUBMITTED BY
MEDICIS PHARMACEUTICAL CORPORATION	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:
Address:

B-2

EXHIBIT C
TO STOCK OPTION GRANT NOTICE
MEDICIS 2006 INCENTIVE AWARD PLAN

EXHIBIT D
TO STOCK OPTION GRANT NOTICE
MEDICIS 2006 INCENTIVE AWARD PLAN PROSPECTUS